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                                                                   Exhibit 10.37

                FIRST AMENDMENT OF GUARANTEED PURCHASE AGREEMENT

         This First Amendment of Guaranteed Purchase Agreement (the "Amendment") is entered as of the 1st day of February, 2002, by and between NELnet, Inc., a Nevada Corporation ("NELnet") and Union Bank & Trust Company, in its own right and as Trustee under any trust established to own or invest in guaranteed student loans ("Union Bank & Trust").

         WHEREAS, Union Bank & Trust and NELnet entered into that certain Guaranteed Purchase Agreement dated as of March 19, 2001 ("Agreement"), and the parties wish to amend that Agreement under the terms specified herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants herein contained, the parties hereto agree as follows:

         1. Amendment. "$750,000,000.00" in the second sentence of Section 1 of the Agreement is hereby deleted and the following inserted in lieu thereof:
"$1,000,000,000.00".

         2. Effect of Amendment. This Amendment shall be effective as of February 1, 2002. Except as expressly amended and modified as set forth above, all terms and provisions of the Agreement shall remain in full force and effect, without modification.

UNION BANK AND TRUST COMPANY, in its own         NELnet, Inc.
right and as Trustee under any trust
established to own or invest in guaranteed student loans

By:    /s/ Kenneth Backemeyer                    By:    /s/ Terry Heimes
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Title: Senior Vice President                     Title: CFO
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